CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-228995 on Form N-1A of our report dated March 19, 2019, relating to the statement of assets and liabilities of the American Funds Multi-Sector Income Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent registered public accounting firm" in the Statement of Additional Information, which is part of such Registration Statement.

Costa Mesa, California

March 19, 2019